Exhibit 10.1

The following email was sent on behalf of the Agent and Required Supporting Lenders and confirmed on behalf of the Borrower:

Reference is made to that certain Forbearance Agreement dated as of October 11, 2024 (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time (including by this email amendment (the “Email Amendment”)), the “Forbearance Agreement”), by and among MSGN Holdings, L.P. (the “Borrower”), each of the other Loan Parties, the Lenders or investment managers or advisors for such Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent. Capitalized terms used herein and not otherwise defined in this Email Amendment shall have the respective meanings provided in the Forbearance Agreement or Credit Agreement, as applicable.

1.	This Email Amendment confirms the consent of the Required Supporting Lenders to the following amendments to the Forbearance Agreement:

1.	Section 2.02(a): “November 8, 2024” shall be replaced with “November 26, 2024 at 11:59 p.m. ET”

2.	Section 3.01(i): “$550,000.00” shall be replaced with “$1,100,000.00”

3.	Section 3.01(l): “$200,000.00” shall be replaced with “$400,000.00”

2.	This Email Amendment and the amendments set forth above in paragraph I shall only be effective upon satisfaction in full of the following conditions precedent:

1.	The Borrower shall have paid in cash all accrued and unpaid interest on all outstanding Obligations and any other accrued and unpaid fees under the Credit Agreement and Forbearance Agreement; and

2.	The Borrower shall have paid in cash to the Agent the pro-rated amount of the annual administrative agency fee for the period from November 8, 2024 through November 26, 2024.

3.

Upon either addressee replying “Confirmed” to this email, it is agreed by the sender of this Email Amendment, on behalf of the Agent and Required Supporting Lenders, and the addressees of this Email Amendment, on behalf of the Borrower, that (a) the Forbearance Agreement shall remain in full force and effect other than as expressly amended hereby in paragraph I above and (b) this Email Agreement shall be deemed (i) an amendment in accordance with Section 7.10 of the Forbearance Agreement and (i) a Loan Document (as defined in the Credit Agreement).